Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 1 and Amendment No. 10 to the registration statement (Form N-2, No. 333-239638 and No. 811-23480) and to the incorporation of our report dated May 27, 2021 on the financial statements of Conversus StepStone Private Markets as of and for the period ended March 31, 2021

/s/ Ernst & Young LLP

New York, New York

July 30, 2021